Exhibit 4.5
ANADARKO PETROLEUM CORPORATION
1999 STOCK INCENTIVE PLAN
As amended and restated January 1, 2005
SECTION 1.     Purpose.
      The purpose of the 1999 Stock Incentive Plan is to promote the interests of Anadarko Petroleum Corporation and its stockholders by (i) attracting and retaining employees of the Company and its affiliates; (ii) motivating such employees by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such employees to participate in the long-term growth and financial success of the Company.
SECTION 2.     Definitions.
      As used in the Plan, the following terms shall have the meanings set forth below:
      “Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.
      “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Stock Compensation or Other Stock-Based Award.
      “Award Agreement” shall mean any agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.
      “Board” shall mean the Board of Directors of the Company.
      “Change of Control” shall have the meaning set forth in Section 8.
      “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
      “Committee” shall mean the Compensation and Benefits Committee of the Board.
      “Company” shall mean Anadarko Petroleum Corporation, a Delaware corporation.
      “Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Section 162(m) of the Code, or any successor statute, and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Performance Period, or (ii) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.
      “Dividend Equivalent” shall mean a right to receive cash or Shares based on the value of dividends that are paid with respect to Shares.
      “Employee” shall mean any employee of the Company or any Affiliate.
      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
      “Exercise Price” shall mean the price determined under Section 6(a)(i).
      “Fair Market Value” shall mean a price that is based on the opening, closing, actual, high, low or average selling prices of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, if the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of a

Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly determined at the time a determination of their value is required to be made hereunder, then determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of Fair Market Value shall be specified in each Award Agreement and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award.
      “Full-Value Award” shall mean an Award other than in the form of an Option or Stock Appreciation Right, and which is settled by the issuance of Shares.
      “Grant Price” shall mean the price established at the time of grant of a Stock Appreciation Right pursuant to Section 6(b), used to determine whether there is any payment due upon exercise of the Stock Appreciation Right.
      “Incentive Stock Option” shall mean an option granted under Section 6(a) that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
      “Mature Shares” shall mean Shares held by a Participant for a period of at least six months.
      “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) that is not intended to be an Incentive Stock Option.
      “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
      “Other Stock-Based Award” shall mean an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Section 6(f).
      “Participant” shall mean any Employee granted an Award under the Plan.
      “Performance Goals” shall be those goals determined by the Committee applicable to any performance-based award under the Plan which may be based on any one or combination of the following performance criteria: (i) finding and development costs; (ii) production and operating costs; (iii) production, drilling and reserve growth results; (iv) attainment of cash flow and net income goals; (v) attainment of financial and operating return ratios or margins; (vi) attainment of corporate financial goals; (vii) mergers, divestitures and acquisitions results; (viii) attainment of regulatory, environmental and safety goals; and (ix) common stock price performance.
      “Performance Period” means the period of time during which the Performance Goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
      “Performance Share” shall mean any Share granted under Section 6(d).
      “Performance Unit” shall mean an Award granted to a Participant pursuant to Section 6(d), except no Shares are actually awarded to the Participant on the date of grant.
      “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
      “Plan” shall mean the 1999 Stock Incentive Plan as amended.
      “Restricted Period” shall mean a period of time beginning as of the date of grant of an Award of Restricted Stock or Restricted Stock Unit and ending as of the date upon which the Shares subject to such Award are no longer restricted or subject to forfeiture provisions.
      “Restricted Stock” shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(c).
      “Restricted Stock Unit” shall mean an Award granted to a Participant pursuant to Section 6(c), except no Shares are actually awarded to the Participant on the date of grant.
      “SEC” shall mean the Securities and Exchange Commission or any successor thereto.

      “Shares” shall mean the common shares of the Company, $0.10 par value.
      “Stock Appreciation Right” shall mean any right granted under Section 6(b).
      “Stock Compensation” shall mean any right granted under Section 6(e).
SECTION 3.     Administration.
      The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

(i) designate Participants;

(ii) determine the type or types of Awards to be granted to a Participant;

(iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

(iv) determine the terms and conditions of any Award;

(v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended;

(vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
      Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee.
      Notwithstanding anything herein to the contrary, without the prior approval of the Company’s stockholders, Options and Stock Appreciation Rights issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Exercise Price or Grant Price of a previously granted Option or Stock Appreciation Right.
SECTION 4.     Shares Available for and Limitations of Awards.
      (a) Shares Available. Subject to the specified limitations and adjustment as provided in this Section 4:

(i) Effective immediately following, and subject to, the approval by shareholders of the amendments to the Plan, as presented for vote at the annual meeting of the Company’s stockholders on May 12, 2005, the maximum number of Shares with respect to Awards, which may be granted as specified in Section 6 of the Plan, shall be equal to the sum of (a) 14,000,000 plus (b) the difference between (x) 8,800,000 and (y) the number of Shares available for grant under the Plan as of the close of business on May 12, 2005, resulting in a maximum number of Shares available for grant under the Plan, as of May 12, 2005, equal to 8,800,000 Shares.

(ii) Of the Shares that may be issued under Section 4(a)(i) of the Plan, no more than 6,600,000 of the reserved Shares may be issued pursuant to Full Value Awards; the number of Shares available for grant under this Section 4(ii) as of the close of business on May 12, 2005 shall be 6,600,000.

(iii) The maximum aggregate number of Shares that may be granted as Incentive Stock Options shall be 6,600,000.

      Except with respect to a maximum of five percent (5%) of the Shares available for grant as of the close of business on May 12, 2005, pursuant to Section 4(a)(i), any Full Value Awards which vest on the basis of the Participant’s continued employment with or provision of service to the Company shall not be 100% vested prior to three (3) years from the date of grant and any Full Value Awards which vest upon the attainment of Performance Goals shall provide for a Performance Period of at least twelve (12) months; provided however, the Full Value Awards may vest earlier than the three or more year period due to (i) disability, (ii) death, (iii) termination of employment due to a reduction in force, job abolishment or at the convenience of the Company or (iv) with the consent of the Committee, retirement.
      The Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.
      Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission for Awards not involving Shares, shall be available again for grant under the Plan. However, the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.
      (b) Section 162(m) Requirements. To the extent an Award to a Covered Employee is intended to qualify as performance-based compensation under Section 162(m) of the Code, the following additional limitations are imposed under the Plan, subject to adjustments as provided in this Section 4.

(i) The maximum aggregate number of Shares that may be granted as Options and Stock Appreciation Rights to any one individual annually shall be 750,000 Shares.

(ii) The maximum aggregate grant with respect to Restricted Stock, Restricted Stock Unit or Stock Compensation Awards to any one individual annually shall be 500,000.

(iii) The maximum aggregate grant with respect to Performance Share or Performance Unit Awards to any one individual annually shall be 500,000.

(iv) The maximum aggregate grant with respect to Other Stock-Based Awards to any one individual annually shall be 500,000.
      (c) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.
      (d) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the Grant Price or Exercise Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
SECTION 5.     Eligibility.
      Any Employee shall be eligible to be designated a Participant.
SECTION 6.     Awards.
      (a) Options. The Committee shall have authority to award Options subject to the following terms and conditions and such additional terms and conditions as the Committee shall determine are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time each Option is granted; provided, however, that the purchase price per Share shall not be less than 100% of Fair Market Value on the date of grant, except in the case of Options that are granted in assumption of, or in substitution for, outstanding awards previously granted by (i) a company acquired by the Company or one or more of its Affiliates, or (ii) a company with which the Company or one or more of its Affiliates combines.

(ii) Time and Method of Exercise. Options shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

(iii) Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 6 shall be subject to the following:

(A) The full Exercise Price for Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in subsection (C) below, payment may be made as soon as practicable after the exercise).

(B) The Exercise Price shall be payable in cash or by tendering Mature Shares (by either actual delivery of Mature Shares or by attestation, with such Shares valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee.

(C) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

(v) Dividend Equivalents. At the discretion of the Committee, Participants holding Options may be entitled to receive Dividend Equivalents with respect to dividends declared with respect to the Shares. Such Dividend Equivalents may be in the form of cash, Shares, Restricted Stock, or Restricted Stock Units, and may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

(vi) Substituting Stock Appreciation Rights. In the event the Company no longer uses APB Option 25 to account for equity compensation and is required to or elects to expense the cost of Options pursuant to FAS 123 (or a successor standard), the Committee shall have the ability to substitute, without receiving Participant permission, Stock Appreciation Rights paid only in Stock (or Stock Appreciation Rights paid in Stock or cash at the Committee’s discretion) for outstanding Options; provided, the terms of the substituted Stock SAR’s are the same as the terms for the Options and the difference between the Fair Market Value of the underlying Shares and the Grant

Price of the SAR’s is equivalent to the difference between the Fair Market Value of the underlying shares and the Option Price of the Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

      (b) Stock Appreciation Rights. The Committee shall have authority to award Stock Appreciation Rights which shall consist of a right to receive the excess of the Fair Market Value over the Grant Price. Subject to the following conditions, a Stock Appreciation Right may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. A Stock Appreciation Right granted in tandem with or in addition to another Award may be granted either at the same time as such other Award or at a later time.

(i) Grant Price. The Grant Price of a Stock Appreciation Right shall be determined by the Committee; provided, however, that the Grant Price shall not be less than 100% of Fair Market Value on the date of grant or on the date of original grant of any related Award, except in case of Awards granted in assumption of, or in substitution for, outstanding awards previously granted by (i) a company acquired by the Company or one or more of its Affiliates, or (ii) a company with which the Company or one or more of its Affiliates combines.

(ii) Other Terms and Conditions. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

(iii) Dividend Equivalents. At the discretion of the Committee, Participants holding SARs may be entitled to receive Dividend Equivalents with respect to dividends declared with respect to Shares. Such Dividend Equivalents may be in the form of cash, Shares, Restricted Stock, or Restricted Stock Units, and may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.
      (c) Restricted Stock and Restricted Stock Units. The Committee shall have authority to award Restricted Stock and Restricted Stock Units subject to such conditions, restrictions and contingencies as the Committee shall determine, including but not limited to the following terms and conditions.

(i) Dividends. Unless otherwise determined by the Committee, Restricted Stock Awards shall provide for the payment of dividends during the Restricted Period. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee, all as determined by the Committee in its discretion.

(ii) Registration. Any Restricted Stock may be evidenced in such manner, as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

(iii) Transfer Restrictions. During the applicable Restricted Period, Restricted Stock and/or Restricted Stock Units will be subject to the limitations on transfer as provided in Section 6(f)(iii).

(iv) Performance Based. The Committee may, subject to the terms of the Plan, establish at the time a Restricted Stock or Restricted Stock Unit Award is granted the Performance Period, the Performance Goals pursuant to which the restrictions on the Restricted Stock or Restricted Stock Unit Award will lapse and establish the schedule or schedules setting forth the portion of the Restricted Stock or Restricted Stock Unit Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period. During any Performance Period, the Committee shall have authority to adjust the Performance Goals in such manner as the Committee, in its sole discretion, deems appropriate with respect to such Performance Period. Provided however, to the extent such adjustment affects Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(v) Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Restricted Period. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

      (d) Performance Shares and Performance Units. The Committee shall have authority to grant Performance Shares and Performance Units and shall confer on the holder thereof compensation rights based upon the achievement of Performance Goals.

(i) Terms and Conditions. Subject to the terms of the Plan, the Committee shall establish at the time a Performance Share or Performance Unit is granted the Performance Period (which shall not be less than one year), the Performance Goals pursuant to which a Participant may earn and be entitled to a payment under such Performance Share or Performance Unit and establish the schedule or schedules setting forth the portion of the Performance Share or Performance Unit which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period. During any Performance Period, the Committee shall have authority to adjust the Performance Goals in such manner as the Committee, in its sole discretion, deems appropriate with respect to such Performance Period. Provided however, to the extent such adjustment affects Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162 (m) for deductibility.

(ii) Payment of Awards. Performance Share and Performance Unit compensation payments may be paid in a lump sum or in installments, in cash, Shares or in any combination thereof, following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.
      (e) Stock Compensation. The Committee shall have authority to make an Award in lieu of all or a portion of the cash compensation payable under any compensation program of the Company. The number and type of Shares to be distributed, as well as the terms and conditions of any such Awards, shall be determined by the Committee.
      (f) Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

(i) Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish Performance Goals in its discretion. If the Committee exercises its discretion to establish Performance Goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the Performance Goals are met.

(ii) Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.
      (g) General.

(i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any

Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii) Forms of Payment by Company Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

(iii) Limits on Transfer of Awards.

(A) Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a “QDRO”) as determined by the Committee.

(B) Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

(v) Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

(vi) Term of SAR. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of it grant.

(vii) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(vii) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

(viii) Delivery of Mature Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid is received by the Company pursuant to the Plan or the applicable Award Agreement. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Mature Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

SECTION 7.     Amendment and Termination.
      Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

(i) increase the total number of Shares available for Awards under the Plan, except as provided in Section 4(d);

(ii) permit Awards encompassing rights to purchase Shares to be granted with per Share grant, exercise or purchase prices of less than the Fair Market Value of a Share on the date of grant thereof, except as otherwise permitted under Section 6;

(iii) permit a change in the class of employees eligible to receive Awards; or

(iv) materially increase the benefits accruing to Participants under the Plan.

Additionally, no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule; including, but not limited to, the Exchange Act, the Code, and, if applicable, the New York Stock Exchange Listed Company Manual/the Nasdaq issuer rules.

(b) Amendments to Awards. The Committee may amend any Award theretofore granted, provided no change in any Award shall reduce the benefit to Participant without the consent of such Participant. Notwithstanding the foregoing, the Committee is not authorized to reprice or cancel and reissue Options.

(c) Adjustment of Awards. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(d)) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
SECTION 8.     Change of Control.
      (a) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control and as of the date such Change of Control is determined to have occurred:

(i) Any Options and Stock Appreciation Rights outstanding as of the date of the Change of Control, and which are not then exercisable and vested, shall become fully exercisable and vested.

(ii) The restrictions applicable to any Restricted Stock or Restricted Stock Unit Award as of the date of the Change of Control which is not performance based shall lapse and such Restricted Stock or Restricted Stock Unit shall become free of all restrictions and become fully vested and transferable.

(iii) Except as otherwise set forth in a Participant’s Award Agreement, as of the date of the Change of Control, the restrictions applicable to any Performance Share or Performance Unit Award and any performance-based Restricted Stock or Restricted Stock Unit Award granted pursuant to Section 6(c)(iv) or Section 6(d) shall become free of all restrictions and become fully vested and transferable.

      (b) In addition to the Board’s authority set forth in Sections 7(c) and 8(a), in order to maintain the Participants’ rights in the event of any Change of Control, the Board, as constituted before such Change of Control, is hereby authorized, and has sole discretion, as to any Award, either at the time such Award is made hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable; (ii) make such adjustment to any such Award then outstanding as the Board deems appropriate to reflect such Change of Control; or (iii) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change of Control. The Board may, in its discretion, include such further provisions and limitations in any Award Agreement, as it may deem equitable and in the best interests of the Company.
      (c) A “Change of Control” shall be deemed to occur if:

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section (c); or

(ii) individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(iii) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 9.     General Provisions.
      (a) No Rights to Awards. No Employee, Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.
      (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor Section thereto, or who are otherwise not subject to such Section. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.
      (c) Tax Withholding. The Company or any Affiliate is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.
      (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements (subject to shareholder approval of such other arrangement, if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.
      (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
      (f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable Federal law.
      (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
      (h) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
      (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
      (j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.
      (k) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
      (l) Employees Based Outside of the United States. Without limiting in any way the generality of the Committee’s powers under this Plan, including but not limited to the power to specify any terms and conditions of an Award consistent with law, in order to comply with the laws in other countries in which the company operates or has Employees, the Committee, in its sole discretion, shall have the power and authority notwithstanding any provision of the Plan to the contrary, to:

(i) determine which Affiliates shall be covered by the Plan;

(ii) determine which Employees outside the United States are eligible to participate in the Plan;

(iii) modify the terms and conditions of any Award granted to Employees outside the United States to comply with applicable foreign laws;

(iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable, any subplans and modifications to Plan terms and procedures established under this Section 9(l) by the Committee shall be attached to this Plan document as appendices; and

(v) take any action, before or after an Award is made that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder and no Awards shall be granted that would violate the Exchange Act, the Code, any securities law, or governing statute or any applicable law.
SECTION 10.     Effective Date of the Plan.
      The Plan shall be effective as of the date of its approval by the Board, subject to its approval by the stockholders of the Company.
SECTION 11.     Term of the Plan.
      No Award shall be granted under the Plan ten years after approval by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, extend beyond such date.